                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14c INFORMATION

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                            of 1934 (Amendment No.  )

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                            New England Zenith Fund
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                            NEW ENGLAND ZENITH FUND
                            MFS Total Return Series

                             INFORMATION STATEMENT

This Information Statement is being furnished by the Board of Trustees (the "Trustees") of New England Zenith Fund (the "Trust") to the shareholders of the MFS Total Return Series, which was formerly known as the Back Bay Advisors Managed Series (the "Series"). This Information Statement is being mailed beginning on or about September 24, 2001 to all of the Series's shareholders of record as of the close of business on June 30, 2001 (the "Shareholders").

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I. INTRODUCTION

The Trust is an open-end management investment company organized in 1987 as a business trust under the laws of The Commonwealth of Massachusetts. The Trust is a series type company with 14 investment portfolios. The Series is one of those portfolios. MetLife Advisers, LLC (the "Adviser") acts as adviser to the Series. Prior to July 1, 2001, Back Bay Advisors, L.P. ("Back Bay") acted as subadviser to the Series pursuant to a subadvisory agreement dated October 30, 2000 between Back Bay and the Adviser (the "Previous Subadvisory Agreement").

On June 28, 2001, the Trustees approved a new subadvisory agreement (the "New Subadvisory Agreement") between the Adviser and Massachusetts Financial Services Company ("MFS") with respect to the Series, which took effect as of July 1, 2001. In connection with the appointment of MFS pursuant to the New Subadvisory Agreement, the Trustees terminated the Previous Subadvisory Agreement, and as of July 1, 2001, Back Bay no longer served as subadviser to the Series.

The Investment Company Act of 1940, as amended (the "1940 Act") generally provides that an investment adviser or subadviser to a mutual fund may act as such only pursuant to a written contract which has been approved by a vote of the fund's shareholders, as well as by a vote of a majority of the trustees of the fund who are not parties to such contract or interested persons of any party to such contract. The Trust and the Adviser, however, have received from the Securities and Exchange Commission an exemption from the shareholder approval voting requirement in certain circumstances (the "SEC Exemption"). Under the SEC Exemption, the Adviser is permitted, under specified conditions, to enter into new and amended subadvisory agreements for the management of the portfolio of a series of the Trust, including agreements with new subadvisers that are not affiliated persons of the Adviser or the Trust, and agreements with existing subadvisers if there is a material change in the terms of the subadvisory agreement or if there is an "assignment," as defined in the 1940 Act, or other event causing termination of the existing subadvisory agreement, without obtaining the approval of the Trust's shareholders. Such agreements must nevertheless be approved by the Trustees, in accordance with the requirements of the 1940 Act. One of the conditions of the SEC Exemption is that within 90 days after entering into a new or amended subadvisory agreement without shareholder approval, the Trust must provide an information statement to the shareholders of the affected series setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. In accordance with the SEC Exemption, the Trust is furnishing this Information Statement to the Shareholders in order to provide information regarding the New Subadvisory Agreement.

II. THE AGREEMENTS

 Description of the Advisory Agreement

The Adviser currently serves as investment adviser to the Series pursuant to an advisory agreement between the Adviser and the Trust dated August 30, 1996 (the "Advisory Agreement"). The Advisory Agreement provides that the Adviser will, subject to its rights to delegate such responsibilities to other parties, provide to the Series both portfolio management services and administrative services.

Under the Advisory Agreement, a management fee is payable by the Series to the Adviser at the annual rate of 0.50% of the Series's average daily net assets. For the fiscal year ended December 31, 2000, the aggregate management fee payable by the Series to the Adviser under the Advisory Agreement was $1,005,439.

VL-166-01
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 Description of Previous Subadvisory Agreement

Under the Previous Subadvisory Agreement, the Adviser delegated its portfolio management responsibilities for the Series to Back Bay. The Previous Subadvisory Agreement required Back Bay to manage the investment and reinvestment of the assets of the Series, subject to the supervision of the Adviser. Under the terms of the Previous Subadvisory Agreement, Back Bay was authorized to effect portfolio transactions for the Series, using its own discretion and without prior consultation with the Adviser. Back Bay also was required to report periodically to the Adviser and the Trustees.

Under the Previous Subadvisory Agreement, an investment subadvisory fee was payable by the Adviser to Back Bay at the annual rate of 0.25% of the first $50 million of the average daily net assets of the Series and 0.20% of the amount of such assets in excess of $50 million. For the fiscal year ended December 31, 2000, the aggregate investment subadvisory fee paid by the Adviser to Back Bay under the Previous Subadvisory Agreement (and its predecessor agreements) was $427,176. The Series paid no fee to Back Bay under the Previous Subadvisory Agreement.

The Trustees approved the Previous Subadvisory Agreement (which approval was effective as of October 30, 2000) at a meeting held on August 3, 2000. Shareholders of the Series approved the Previous Subadvisory Agreement at a meeting held on October 30, 2000. The purpose of the submission of the Previous Subadvisory Agreement for shareholder approval at such time was to approve it following the acquisition of Back Bay's parent company, Nvest Companies, L.P. by CDC Asset Management. This acquisition resulted in the termination pursuant to the 1940 Act of a predecessor agreement to the Previous Subadvisory Agreement, which termination was effective as of October 30, 2000. (An interim subadvisory agreement pursuant to Rule 15a-4 under the 1940 Act was in place for the Series for a portion of the day on October 30, 2000.)

 Description of New Subadvisory Agreement

The New Subadvisory Agreement appears in Appendix A. The next several paragraphs briefly summarize some important provisions of the New Subadvisory Agreement, but for a complete understanding you should read Appendix A.

The New Subadvisory Agreement requires MFS to manage the investment and reinvestment of the assets of the Series, subject to the supervision of the Adviser. Under the terms of the New Subadvisory Agreement, MFS is authorized to effect portfolio transactions for the Series in the discretion of MFS and without prior consultation with the Adviser. MFS is required to report periodically to the Adviser and the Trustees. Under the New Subadvisory Agreement, the Adviser compensates MFS at an annual rate of 0.25% of the first $50 million of the average daily net assets of the Series and 0.20% of the amount of such assets in excess of $50 million. This subadvisory fee is the same as the subadvisory fee payable to Back Bay under the Previous Subadvisory Agreement.

The New Subadvisory Agreement provides that it will continue in effect for two years from its date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Trustees or by vote of a majority of the outstanding voting securities of the Series and
(ii) by vote of a majority of the Trustees who are not "interested persons," as that term is defined in the 1940 Act, of the Trust, the Adviser or MFS, cast in person at a meeting called for the purpose of voting on such approval. Any amendment to the New Subadvisory Agreement must be approved by the Adviser and MFS and, if required by law, by vote of a majority of the Trustees who are not interested persons of the Trust, the Adviser or MFS, cast in person at a meeting called for the purpose of voting on such approval, and/or by vote of a majority of the outstanding voting securities of the Series.

The New Subadvisory Agreement may be terminated without penalty (i) by vote of the Trustees, or by vote of a majority of the outstanding voting securities of the Series, upon 60 days' written notice to MFS, (ii) by MFS upon 60 days' written notice to the Adviser and the Trust, or (iii) if approved by the Trustees, by the Adviser upon 60 days' written notice to MFS. The New Subadvisory Agreement terminates automatically in the event of its assignment or upon the termination of the Advisory Agreement.

The New Subadvisory Agreement provides that MFS and its officers, directors, employees or agents (the "Indemnified Parties") shall not be subject to any liability in connection with the performance of services thereunder in the absence of willful misfeasance, bad faith or gross negligence in the performance of MFS's duties or by reason of reckless disregard by MFS of its obligations and duties thereunder. Furthermore, the Adviser has agreed to indemnify the Indemnified Parties for any loss arising from shareholder claims that are not based upon the obligations of MFS with respect to the Series under the New Subadvisory Agreement.

 Comparison of Previous and New Subadvisory Agreements

The New Subadvisory Agreement is substantially similar to the Previous Subadvisory Agreement, except (1) references to Back Bay have been changed to references to MFS and (2) certain other minor differences. If the New Subadvisory Agreement had

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been in effect during the fiscal year ended December 31, 2000, the subadvisory fee payable to MFS would have been the same as was payable to Back Bay under the Previous Subadvisory Agreement (and its predecessor agreements) for this period. The advisory fee payable by the Series to the Adviser would have been the same whether the New Subadvisory Agreement or the Previous Subadvisory Agreement (and its predecessor agreements) had been in effect during the fiscal year ended December 31, 2000.

NO CHANGE IN THE ADVISORY FEE RATE PAYABLE BY THE SERIES TO THE ADVISER OR IN THE SUBADVISORY FEE RATE PAYABLE BY THE ADVISER IS BEING PROPOSED.

III. INFORMATION ABOUT MFS

 Trustee Review

Based on a review of the investment approach and investment practices used by Back Bay in managing the Series's portfolio, the Series's performance record under Back Bay's management, the determination by Back Bay's corporate parent to wind up Back Bay's affairs, the performance record of MFS in managing funds with investment objectives similar to those of the Series and the performance of other funds with investment objectives similar to those of the Series, the Adviser recommended, and the Trustees determined, that it would be appropriate for MFS to assume responsibility for the day-to-day management of the Series's portfolio. As a result, on April 25, 2001, the Trustees approved the termination of the Previous Subadvisory Agreement, such termination to take effect 60 days following the provision of notice to Back Bay in accordance with the terms of the Previous Subadvisory Agreement.

In connection with the change of subadviser, the Series's name was changed from "Back Bay Advisors Managed Series" to "MFS Total Return Series".

In determining to approve the appointment of MFS as subadviser to the Series, the Trustees considered numerous additional factors that they considered relevant, including the qualifications of MFS and its personnel and their ability to provide portfolio management services to the Series. The Trustees also considered extensive information about the Series, MFS's management style and MFS's proposed approach to managing the Series's portfolio, including information about MFS's organizational structure, investment and legal and compliance personnel, compliance procedures and financial condition. In addition, the Trustees considered MFS's status as a respected investment adviser and the fact that the Previous Subadvisory Agreement and the New Subadvisory Agreement are substantially similar to each other, including providing for the same subadvisory fee rate.

The Trustees also considered MFS's policies for placing portfolio transactions of the Series with broker-dealers that furnish brokerage and research services to MFS, as described below. The Trustees also took into account MFS's substantial experience and reputation as a manager of equity and fixed income investments, and the prominence of the MFS name in the marketplace for investment advice, as possible factors that might enhance the marketability of the insurance products that invest in the Series, and thus lead to growth in the size of the Series, although such growth cannot be assured.

Based on this review, the Trustees concluded that it was appropriate and desirable for MFS to assume responsibility for the management of the Series under the New Subadvisory Agreement.

 Changes in Investment Style

The investment approach used by MFS in managing the Series's portfolio is expected to be similar to the approach previously used by Back Bay in managing the Series's portfolio. Back Bay previously managed, and MFS currently manages, the Series as a "balanced" portfolio, with portions of the Series's assets invested in both equities and fixed income securities.

In managing the Series's portfolio, MFS generally intends to maintain at least a 40%, but not more than a 75%, weighting in equities and at least a 25% weighting in fixed income securities. Under Back Bay's management of the Series, the weightings typically were in this same range.

Back Bay previously used an economic model that took various factors and indicators into account to adjust the asset mix of the Series. MFS has informed the Adviser that it does not expect to use such a model, but that it typically adjusts the mix of equities and fixed income securities held by the Series based on its outlook for the relative performance of these two asset classes.

MFS has informed the Adviser that it anticipates an annual equity portfolio turnover rate of approximately 90% for the Series, but that the actual rate might be higher or lower than that. Under Back Bay's management of the Series, portfolio turnover was 48% in the year ended December 31, 2000 and 49% in the year ended December 31, 1999. Higher portfolio turnover rates can cause the Series to incur greater transaction costs, which can lead to lower investment returns.

Under MFS's management, the equity portion of the Series is expected to have a more explicit orientation toward value stocks, which are stocks whose prices are considered to be low relative to earnings expectations for such companies. Under Back Bay's

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management, the equity portion of the Series was managed primarily in an effort to replicate or slightly exceed the performance of the Standard & Poor's 500 Index, a commonly used benchmark for equity performance, with a somewhat greater emphasis on the value stock components of that index than would result from strictly replicating the makeup of the index.

 Portfolio Transactions and Brokerage

Portfolio transactions for the Series will be placed with those securities brokers and dealers that MFS believes will provide the best value in transaction and research services for the Series, either in a particular transaction or over a period of time. MFS does not currently have any registered broker-dealer affiliates.

In valuing brokerage services, MFS makes a judgment as to which brokers are capable of providing the most favorable net price (not necessarily the lowest commission) and the best execution in a particular transaction. Best execution connotes not only general competence and reliability of a broker, but specific expertise and effort of a broker in overcoming the anticipated difficulties in fulfilling the requirements of particular transactions, because the problems of execution and the required skills and effort vary greatly among transactions.

Although some transactions involve only brokerage services, many involve research services as well. In valuing research services, MFS makes a judgment of the usefulness of research and other information provided by a broker to MFS in managing the Series's investment portfolio. In some cases, the information (e.g., data or recommendations concerning particular securities) relates to the specific transaction placed with the broker, but typically the research consists of a wide variety of information concerning companies, industries, investment strategy and economic, financial and political conditions and prospects, which information may be useful to MFS in advising the Series.

MFS will be the principal source of information and advice to the Series and will be responsible for making and initiating the execution of the investment decisions for the Series. The Trustees recognize, however, that it is important for MFS, in performing its responsibilities to the Series, to continue to receive and evaluate the broad spectrum of economic and financial information that many securities brokers have customarily furnished in connection with brokerage transactions, and that in compensating brokers for their services, it is in the interest of the Series to take into account the value of the information received for use in advising the Series. Consequently, the commission paid to brokers providing research services may be greater than the amount of commission another broker would charge for the same transaction. The extent, if any, to which the obtaining of such information may reduce the expenses of MFS in providing management services to the Series will not be determinable. In addition, it is understood by the Trustees that other clients of MFS might also benefit from the information obtained for the Series, in the same manner that the Series might also benefit from information obtained by MFS in performing services for other MFS clients.

 MFS Operations

MFS is a professional investment management firm that provides services to investment companies, employee benefit plans, endowments, foundations and other institutions and individuals. MFS has provided investment advisory services since 1924. As of June 30, 2001, MFS had approximately $140 billion in total assets under management. MFS is a Delaware corporation that is headquartered at 500 Boylston Street, Boston, Massachusetts 02116.

MFS acts as investment adviser or subadviser to the following other mutual funds that have similar investment objectives to that of the Series:

                                                                                APPROXIMATE NET ASSETS
                                                      ANNUAL FEE RATE             AS OF JULY 1, 2001
FUND                                               (AS A % OF NET ASSETS)            ($ MILLIONS)
----                                          --------------------------------  ----------------------
Sun America Total Return Series*              0.375%                            $239 million
London Pacific Total Return Portfolio*        0.50% up to $200 million          $7.9 million
                                              0.45% on next $1.1 billion
                                              0.40% in excess of $1.3 billion
Travelers Total Return Portfolio*             0.375%                            $490 million
MFS Total Return Fund                         0.34%                             $9.6 billion
MFS/VIT Total Return Series                   0.75%                             $556 million
Golden Select Total Return Series*            0.400% up to $300 million         $560 million
                                              0.250% in excess of $300 million

---------------
* With respect to this fund, MFS serves as subadviser and, accordingly, the sponsoring investment adviser pays MFS a subadvisory fee at the rates set forth under "Annual Fee".

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MFS has not waived, reduced or otherwise agreed to reduce its compensation for the funds listed above.

MFS is a wholly-owned subsidiary of Sun Life of Canada (US) Financial Services Holdings, Inc. which is in turn a wholly-owned subsidiary of Sun Life Assurance Company of Canada -- US Operations Holdings, Inc., which in turn is a wholly-owned subsidiary of Sun Life Assurance Company of Canada. Sun Life Assurance Company of Canada is a wholly-owned subsidiary of Sun Life Financial Services of Canada, Inc., a publicly traded company. The mailing address of Sun Life of Canada (US) Financial Services Holdings, Inc., Sun Life Assurance Company of Canada -- US Operations Holdings, Inc., Sun Life Assurance Company of Canada and Sun Life Financial Services of Canada, Inc. is 150 King Street West, Toronto, Ontario, Canada M5H1J9.

The mailing address of each director and executive officer of MFS is 500 Boylston Street, Boston, Massachusetts, 02116. The directors and principal executive officer of MFS and their principal occupations are as follows:

Jeffrey Lee Shames                     Chairman and Chief Executive Officer of MFS
John William Ballen                    Director and President of MFS
Joseph William Dellorusso              Director, C.A.O., C.I.O. and Executive Vice President of MFS
                                       Director, Chief Investment Officer and Executive Vice
Kevin Ralph Parke                      President of MFS
William Wallace Scott                  Director and Executive Vice President of MFS
Claude James Prieur                    Director of MFS
William Stinson                        Director of MFS
Arnold Dwayne Scott                    Director and Senior Executive Vice President of MFS
Donald Alexander Stewart               Director of MFS
Thomas Joseph Cashman, Jr.             Director and Executive Vice President of MFS

IV. OTHER INFORMATION

 Information About the Adviser

The Adviser is a Delaware limited liability company. New England Life Holdings, Inc. ("NELHI") owns all of the voting interests in the Adviser. NELHI is a wholly-owned subsidiary of New England Life Insurance Company ("New England Financial"), which in turn is a wholly-owned subsidiary of MetLife New England Holdings, Inc. ("MetLife Holdings"). MetLife Holdings is wholly owned by Metropolitan Life Insurance Company ("MetLife"), which in turn is a wholly-owned subsidiary of MetLife, Inc., a publicly traded company. The members of the Adviser, other than NELHI, include each insurance company the separate accounts of which invest in registered investment companies to which the Adviser serves as investment adviser. The Chairman of the Board and President of the Adviser is Anne M. Goggin. Ms. Goggin and John F. Guthrie, Jr. are the Adviser's directors. Ms. Goggin is the Chairman of the Board and President of the Trust, and her principal occupation is Senior Vice President and General Counsel of New England Financial. Mr. Guthrie is a Senior Vice President of the Trust, and his principal occupation is Vice President of New England Financial. The address of the Adviser, New England Life Holdings, Inc., New England Financial, Ms. Goggin and Mr. Guthrie is 501 Boylston Street, Boston, Massachusetts 02116. The address of MetLife, MetLife Holdings and MetLife, Inc. is One Madison Avenue, New York, New York 10010.

 Information About the Trust

COPIES OF THE ANNUAL REPORT OF THE TRUST FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 AND THE SEMI-ANNUAL REPORT OF THE TRUST FOR THE PERIOD ENDED JUNE 30, 2001 MAY BE OBTAINED WITHOUT CHARGE BY CALLING (800) 356-5015 OR BY WRITING TO THE SECRETARY OF THE TRUST AT 501 BOYLSTON STREET, BOSTON, MASSACHUSETTS 02116.

 Ownership of Shares

Shares of the Series are available for purchase only by separate accounts established by New England Financial, MetLife and their affiliates. The Trust serves as the investment vehicle for variable insurance, variable annuity and group annuity products of New England Financial, MetLife or their affiliates. Shares of the Series are not offered for direct purchase by the investing public. The number of shares of beneficial interest of the Series issued and outstanding as of June 30, 2001 was 1,178,004.077.

 Record Ownership

As of June 30, 2001, all of the shares of the Series were owned by one of: (1) New England Variable Life Separate Account ("NEVL Account"), a separate account of New England Financial; and (2) The New England Variable Account ("TNE Account"), a separate account of MetLife. The table below sets out the number of shares and percentage of the Series's shares

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

represented by such number for each separate account. The percentage of shares outstanding may not total 100% due to rounding.

      NEVL ACCOUNT                 TNE ACCOUNT
-------------------------   -------------------------
 NUMBER OF         %         NUMBER OF         %
  SHARES      OUTSTANDING     SHARES      OUTSTANDING
-----------   -----------   -----------   -----------
484,436.679       41%       693,567.398       59%

New England Financial and MetLife have informed the Trust that, as of June 30, 2001, other than as set forth above, no person or company beneficially owned 5% or more of the shares of the Series, and that the Trust's officers and Trustees as a group owned less than 1% of the outstanding shares of the Series.

 Principal Underwriter

New England Securities Company, the principal underwriter of the Trust, is located as 399 Boylston Street, Boston, Massachusetts 02116.

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

                                                                      APPENDIX A

                             SUB-ADVISORY AGREEMENT

                            MFS TOTAL RETURN SERIES

This Sub-Advisory Agreement (this "Agreement") is entered into as of June 30, 2001 by and between MetLife Advisers, LLC, a Delaware limited liability company (the "Manager"), and Massachusetts Financial Services Company, a Delaware corporation (the "Sub-Adviser").

WHEREAS, the Manager has entered into an Advisory Agreement dated as of August 30, 1996 (the "Advisory Agreement") with New England Zenith Fund (the "Trust"), pursuant to which the Manager provides portfolio management and administrative services to the MFS Total Return Series (the "Series");

WHEREAS, the Advisory Agreement provides that the Manager may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more sub-advisers;

WHEREAS, the Manager desires to retain the Sub-Adviser to render portfolio management services in the manner and on the terms set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Manager and the Sub-Adviser agree as follows:

1.  Sub-Advisory Services.

a. The Sub-Adviser shall, subject to the supervision of the Manager and in cooperation with any administrator appointed by the Manager (the "Administrator"), manage the investment and reinvestment of the assets of the Series. Subject to paragraph 1.g. below, the Sub-Adviser shall manage the Series in conformity with (1) the investment objective, policies and restrictions of the Series set forth in the Trust's prospectus and statement of additional information, as revised or supplemented from time to time, relating to the Series (the "Prospectus"), (2) any additional policies or guidelines established by the Manager or by the Trust's trustees that have been furnished in writing to the Sub-Adviser and (3) the provisions of the Internal Revenue Code (the "Code") applicable to "regulated investment companies" (as defined in Section 851 of the Code) and "segregated asset accounts" (as defined in Section 817 of the Code), all as from time to time in effect (collectively, the "Policies"), and with all applicable provisions of law, including without limitation all applicable provisions of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations thereunder. Subject to the foregoing, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Series, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Series may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine. Notwithstanding the foregoing provisions of this Section 1.a, however, the Sub-Adviser shall, upon written instructions from the Manager, effect such portfolio transactions for the Series as the Manager shall determine are necessary in order for the Series to comply with the Policies.

b. The Sub-Adviser shall furnish the Manager and the Administrator daily, weekly, monthly, quarterly and/or annual reports concerning transactions and performance of the Series in such form as may be mutually agreed upon, and agrees to review the Series and discuss the management of the Series with representatives or agents of the Manager, the Administrator or the Trust at their reasonable request. The Sub-Adviser shall permit all books and records with respect to the Series to be inspected and audited by the Manager and the Administrator at all reasonable times during normal business hours, upon reasonable notice. The Sub-Adviser shall also provide the Manager, the Administrator or the Trust with such other information and reports as may reasonably be requested by the Manager, the Administrator or the Trust from time to time, including without limitation all material as reasonably may be requested to the Trustees of the Trust pursuant to Section 15(c) of the 1940 Act.

c. The Sub-Adviser shall provide to the Manager a copy of the Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission and as amended from time to time and a list of the persons whom the Sub-Adviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Series.

d. The Sub-Adviser will consult with and assist the Series' pricing agent regarding the valuation of securities that are not registered for public sale, not traded on any securities markets, or otherwise may be deemed illiquid for purposes of the 1940 Act and for which market quotations are not readily available.

e. Unless the Manager gives the Sub-Adviser written instructions to the contrary, the Sub-Adviser shall use its good faith judgment in a manner which it reasonably believes best serves the interest of the Series' shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Series are invested.

f. The Manager shall provide the Sub-Adviser with a list of entities with which the Sub-Adviser is restricted from engaging in transactions on behalf of the Series. The Sub-Adviser shall be responsible for complying with this restricted list and any changes thereto 10 business days after its receipt.

g. The Manager acknowledges that the Sub-Adviser is not the compliance agent for the Series and does not have access to all of the Series' books and records necessary to perform certain compliance testing. However, the Sub-Adviser shall perform compliance testing with respect to the Series based upon information in its possession and upon written instructions, if any, received from the Manager or the Administrator and shall not be held in breach of this Agreement so long as it performs in accordance with such information and instructions.

2.  Obligations of the Manager.

a. The Manager shall provide (or cause the Trust's custodian to provide) timely information to the Sub-Adviser regarding such matters as the composition of assets in the Series, cash requirements and cash available for investment in the Series, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder.

b. The Manager has furnished the Sub-Adviser a copy of the Prospectus and statement of additional information of the Series and agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Sub-Adviser shall not be responsible for managing the Series in accordance with changes reflected in any such revision or supplement until the Sub-Adviser has received such revision or supplement. The Manager agrees to furnish the Sub-Adviser with relevant sections of minutes of meetings of the Trustees of the Trust applicable to the Series to the extent they may affect the duties of the Sub-Adviser, and with copies of any financial statements or reports of the Trust with respect to the Series which are provided to the Series' shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

3. Custodian. The Manager shall provide the Sub-Adviser with a copy of the Series's agreement with the custodian designated to hold the assets of the Series (the "Custodian") and any modifications thereto (the "Custody Agreement"), copies of such modifications to be provided to the Sub-Adviser a reasonable time in advance of the effectiveness of such modifications. The assets of the Series shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Sub-Adviser shall provide timely instructions directly to the Trust's custodian, in the manner and form as required by the Trust's custodian agreement (including with respect to exchange offerings and other corporate actions) necessary to effect the investment and reinvestment of the Series' assets. The Sub-Adviser shall have no liability for the acts or omissions of the Custodian, unless such act or omission is required by and taken in reliance upon instruction given to the Custodian by a representative of the Sub-Adviser properly authorized to give such instruction under the Custody Agreement. Any assets added to the Series shall be delivered directly to the Custodian.

4. Proprietary Rights. The Manager agrees and acknowledges that the Sub-Adviser is the sole owner of the name and mark "MFS". Without the prior review and approval of the Sub-Adviser, the Manager shall not, and the Manager shall use its best efforts to cause the Trust not to, make representations regarding the Sub-Adviser in any disclosure document, advertisement or sales literature or other materials relating to the Series. Upon termination of this Agreement for any reason, the Manager shall cease, and the Manager shall use its best efforts to cause the Series to cease, all use of the "MFS" mark as soon as reasonably practicable.

5. Expenses. Except for expenses specifically assumed or agreed to be paid by the Sub-Adviser pursuant hereto, the Sub-Adviser shall not be liable for any expenses of the Manager or the Trust including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Series, and (c) custodian fees and expenses. The Sub-Adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement.

6. Purchase and Sale of Assets. Absent instructions from the Manager to the contrary, the Sub-Adviser shall place all orders for the purchase and sale of securities for the Series with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Sub-Adviser, provided such orders comply with Rule 17e-1 (or any successor regulations) under the 1940 Act in all respects. To the extent consistent with applicable law, purchase or sell orders for the Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Adviser. The Sub-Adviser shall use its best efforts to obtain execution of transactions for the Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received.

7. Compensation of the Sub-Adviser. As full compensation for all services rendered, facilities furnished and expenses borne by the Sub-Adviser hereunder, the Manager shall pay the Sub-Adviser compensation at the annual rate of 0.25% of the first $50 million of the average daily net assets of the Series, and 0.20% of such assets in excess of $50 million. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Series pursuant to the Advisory Agreement. If the Sub-Adviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. The Manager may from time to time waive the compensation it is entitled to receive from the Trust, however, any such waiver will have no effect on the Manager's obligation to pay the Sub-Adviser the compensation provided for herein.

8. Non-Exclusivity. The Manager and the Series agree that the services of the Sub-Adviser are not to be deemed exclusive and that the Sub-Adviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Sub-Adviser and the Manager or the Administrator may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Sub-Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Sub-Adviser of its duties and obligations under this Agreement. The Manager and the Series recognize and agree that the Sub-Adviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Series. The Sub-Adviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Trust or the Manager in any way or otherwise be deemed an agent of the Trust or the Manager.

9. Liability. Except as may otherwise be provided by the 1940 Act or other federal securities laws, neither the Sub-Adviser nor any of its officers, directors, employees or agents (the "Indemnified Parties") shall be subject to any liability to the Manager, the Trust, the Series or any shareholder of the Series for any error of judgment, any mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser's duties or by reason of reckless disregard by the Sub-Adviser of its obligations and duties. The Manager shall hold harmless and indemnify the Indemnified Parties against any loss, liability, cost, damage or expense (including reasonable attorneys fees and costs) arising from any claim or demand by any past or present shareholder of the Series that is not based upon the obligations of the Sub-Adviser with respect to the Series under this Agreement. The Manager acknowledges and agrees that the Sub-Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Series or that the Series will perform comparably with any standard or index, including other clients of the Sub-Adviser, whether public or private.

10. Effective Date and Termination. This Agreement shall become effective as of the date of its execution, and

    a. unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series, and (ii) by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager, the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval;

    b. this Agreement may at any time be terminated on sixty days' written notice to the Sub-Adviser either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series;

    c. this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Advisory Agreement;

    d. this Agreement may be terminated by the Sub-Adviser on sixty days' written notice to the Manager and the Trust, or, if approved by the Board of Trustees of the Trust, by the Manager on sixty days' written notice to the Sub-Adviser; and

    e. if the Sub-Adviser requires the Series to change its name so as to eliminate all references to the word "MFS" then this Agreement shall automatically terminate at the time of such change unless the continuance of this Agreement after such change shall have been specifically approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

Termination of this Agreement pursuant to this Section 10 shall be without the payment of any penalty.

11. Amendment. This Agreement may be amended at any time by mutual consent of the Manager and the Sub-Adviser, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

12. Certain Definitions. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act.

13.  General.

a. The Sub-Adviser may perform its services through any of its employees, officers or agents, and the Manager shall not be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in the prospectus of the Series shall perform the portfolio management duties described therein until the Sub-Adviser notifies the Manager that one or more other employees, officers or agents of the Sub-Adviser, identified in such notice, shall assume such duties as of a specific date.

b. If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

c. This Agreement shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts.

METLIFE ADVISERS, LLC

By:
-----------------------------------------------------
   John F. Guthrie, Jr.
   Senior Vice President

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By:
-----------------------------------------------------
   Arnold D. Scott
   Senior Executive Vice President

September, 2001

TO OUR VARIABLE LIFE POLICYHOLDERS AND VARIABLE ANNUITY CONTRACT OWNERS:

Enclosed please find a copy of the New England Zenith Fund Information Statement that describes a change in the portfolio management of the Back Bay Advisors Managed Series. On June 28, 2001, the Board of Trustees of the New England Zenith Fund approved a new subadvisory agreement between MetLife Advisers, LLC and Massachusetts Financial Services Company ("MFS"), which took effect July 1, 2001.

Under this new subadvisory agreement, Massachusetts Financial Services Company became the new subadviser to the Series, replacing Back Bay Advisors, L.P., and assumed responsibility for the day-to-day management of the Series. Also effective July 1, 2001, the name of the Series changed to the "MFS Total Return Series." The investment objective of the Series is to seek a favorable total return through investment in a diversified portfolio of common stocks and fixed income securities. MFS will normally invest from 40% to 75% of its net assets in equity securities and at least 25% of its assets in fixed income securities.

Please refer to the enclosed Information Statement for more detailed information. If you have any questions regarding your Variable Life policy, please contact the Client TeleService Center at 1-800-388-4000. If you have any questions regarding your Variable Annuity contract, please call our Customer Service Team at 1-800-435-4117.

Sincerely,

Paul LeClair, FSA                                         Hugh McHaffie
Vice President                                            Senior Vice President
Individual Life Product Management                        New England Annuities